UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 30, 2009

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On March 30, 2009, Quest Resource Corporation ("the Company") received a letter from the staff of The Nasdaq Stock Market (“Nasdaq”) indicating that, because of the Company’s failure to timely file its Form 10-K for the year ended December 31, 2008, under Marketplace Rule 4310(c)(14) it is not in compliance with the rules for continued listing on the exchange. On April 1, 2009, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC") notifying the SEC of the Company's inability to timely file its Form 10-K.

In November 2008, the Company received a similar notice from Nasdaq related to the delinquent filing of its Form 10-Q for the period ended September 30, 2008. As permitted by Nasdaq rules, the Company submitted a plan to regain compliance to Nasdaq Staff on January 20, 2009.

Following a review of this plan, Nasdaq Staff granted the Company an extension until May 11, 2009 to file its Form 10-Q for the period ended September 30, 2008.

As a result of this additional delinquency, by April 14, 2009, the Company is required to submit to Nasdaq Staff an update to its original plan to regain compliance with respect to the filing requirement. The Company intends to timely submit an update of its compliance plan to Nasdaq Staff and to continue to execute on the plan to be back in compliance within the original extension period. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description

99.1	Press release of Quest Resource Corporation dated April 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

/s/ David C. Lawler
By:	David C. Lawler
President

Date: April 3, 2009